UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2021

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

000-01665
(Commission File Number)

DE	36-2476480
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

15 Joys Lane
Kingston, NY 12401
(Address of principal executive offices, including zip code)

(845) 802-7900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KINS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 18, 2021, Kingstone Companies, Inc. (the “Company”) and Scott Van Pelt, Chief Financial Officer and Treasurer of the Company and Chief Financial Officer and a director of Kingstone Insurance Company (“KICO”), the Company’s wholly-owned subsidiary, agreed that Mr. Van Pelt’s employment with the Company and KICO will cease on such date.  Mr. Van Pelt’s cessation of employment was a voluntary decision made by him for personal reasons.

In connection with his separation from employment, each of the Company and KICO entered into an Agreement and General Release (the “Separation Agreement”) with Mr. Van Pelt.  Concurrently with the execution of the Separation Agreement, the Company, KICO and Mr. Van Pelt entered into a Consulting Agreement which provides for a term ending on September 10, 2021, subject to earlier termination as provided for therein.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

(e) See (b) above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Agreement and General Release, dated as of May 18, 2021, by and among Kingstone Companies, Inc., Kingstone Insurance Company and Scott Van Pelt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: May 19, 2021	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President and CEO